UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2006


                      MILLENNIUM QUEST, INC.
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(Exact Name of small business issuer as specified in its charter)

         Delaware                  0-31619                87-0445575
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(State of Incorporation)    (Commission File No.)   (IRS Employer ID Number)


        4089 Mount Olympus Way, Salt Lake City, Utah 84124
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             (Address of principal executive offices)

                          (801) 278-6990
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       (Registrant's telephone number, including area code)

                               n/a
  -------------------------------------------------------------
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 3.02   Unregistered Sales of Equity Securities.

On February 17, 2006, the board of directors approved the issuance of a total of 150,000 shares of restricted common stock each to Dimitri Cocorinis and Terry Cononelos, the Company's officers, or a total of 300,000 shares of restricted common stock. The issuance of this stock was authorized in consideration of services rendered by Messrs. Cocorinis and Cononelos to the Company over the past several months, and in facilitating a loan to the Company through an affiliate of the officers.

      On or about February 1, 2006, C&C Investment Partnership, a partnership owned by Messrs. Cocorinis and Cononelos, loaned the Company the sum of $20,000, to cover business operations and outstanding payables. The loan is repayable, with interest at 7% per annum, on or before August 1, 2006 or the date on which the Company enters into a merger, reorganization or acquisition transaction, whichever occurs first. The Company does not have the funds to repay the loan, and does not anticipate that funds will be available until such time as the Company enters into a merger or acquisition transaction. The board authorized the issuance of the common stock described above, as a means of compensating the officers for services to the Company, and for the risks attendant the loan described above. The board of directors of the Company consists of Messrs. Cocorinis and Cononelos, so this transaction cannot be considered the result of arms' length negotiations.

      The shares of common stock issued in the transaction described above, are "restricted securities" within the meaning of the Securities Act of 1933, as amended, and were issued in reliance upon the exemption set forth under
Section 4(2) of the Securities Act of 1933, as amended, for "transactions not involving a public offering," as well as similar state securities exemptions. Each of the officers, who are also principal shareholders of the Company, have acknowledged that the shares of common stock issued in this transaction are "restricted securities" under the Securities Act of 1933, as amended; his intention that the purchase was for investment purposes; and that the shares cannot be resold in the absence of a registration or an applicable exemption from registration.

      As a result of the issuance of the 300,000 shares of common stock described above, the Company now has a total of 2,261,643 shares issued and outstanding as of the date of this report.

                            SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        REGISTRANT:

                                        MILLENNIUM QUEST, INC.


Date:  February 21, 2006             By  /s/ Dimitri Cocorinis
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                                         Dimitri Cocorinis, President